Exhibit 99.1

Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE THIRD QUARTER OF FISCAL 2014 AND
PROVIDES UPDATED FISCAL 2014 GUIDANCE

Melville, New York – June 5, 2014 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three and nine months ended April 30, 2014.

Net sales for the third quarter of fiscal 2014 were $88.9 million compared to $69.9 million for the third quarter of fiscal 2013. The period-over-period increase reflects higher sales in the Company's telecommunications transmission and RF microwave amplifiers segments, partially offset by lower sales in its mobile data communications segment. GAAP net income was $5.9 million, or $0.32 per diluted share, for the third quarter of fiscal 2014 as compared to $2.9 million, or $0.17 per diluted share, for the third quarter of fiscal 2013.

Net sales for the nine months ended April 30, 2014 were $257.8 million compared to $235.4 million for the nine months ended April 30, 2013. GAAP net income was $17.2 million, or $0.92 per diluted share, for the nine months ended April 30, 2014 as compared to $12.7 million, or $0.69 per diluted share, for the nine months ended April 30, 2013.

Based on the Company's year-to-date results and anticipated fourth quarter performance, the Company is updating its fiscal 2014 guidance. Fiscal 2014 revenue is now expected to range from $342.0 million to $346.0 million, adjusted EBITDA, as defined in the below table, is now expected to be in the range of $58.0 million to $60.0 million and GAAP diluted earnings per share is now expected to be in the range of $1.25 to $1.30.

In commenting on the Company's performance and updated fiscal 2014 business outlook, Fred Kornberg, President and Chief Executive Officer, stated, “We are extremely pleased with our solid third quarter financial results. Our business looks like it is firming up and our outlook for fiscal 2014 has improved.”

Mr. Kornberg added, "We are excited about the many large growth opportunities we see and are increasingly optimistic that, as we look to next year, fiscal 2015 will be another year of growth on both the top and bottom lines."

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Selected Fiscal 2014 Third Quarter Financial Metrics and Other Items

•	Backlog as of April 30, 2014 was $160.7 million compared to $168.0 million as of January 31, 2014.

•
Total bookings for the three and nine months ended April 30, 2014 were $81.6 million and $228.8 million, respectively, compared to $73.6 million and $211.5 million for the three and nine months ended April 30, 2013, respectively.

•
Adjusted EBITDA was $14.8 million and $44.6 million for the three and nine months ended April 30, 2014, respectively, as compared to $9.6 million and $38.2 million for the three and nine months ended April 30, 2013, respectively. Adjusted EBITDA is a Non-GAAP financial measure and is defined in the below table.

•
The Company's effective income tax rate for the three months ended April 30, 2014 was 33.5%, which reflects a discrete tax benefit of approximately $0.3 million. The Company’s effective income tax rate for the twelve months ending July 31, 2014 is expected to approximate 36.5%, excluding any discrete tax adjustments.

•
During the three months ended April 30, 2014, the Company repurchased 915,311 shares of its common stock in open-market transactions with an average price per share of $31.70 and at an aggregate cost of $29.0 million (including transaction costs).

•
As of April 30, 2014, the Company had $295.0 million of cash and cash equivalents and $191.5 million principal amount of its 3.0% convertible senior notes outstanding. However, subsequently, the Company utilized a portion of its cash and cash equivalents to: (i) redeem and repurchase $150.0 million principal amount of its 3.0% convertible senior notes (with the remaining $41.5 million principal amount converted into shares of the Company's common stock); (ii) repurchase $12.0 million of its common stock; and (iii) make a quarterly cash dividend payment of $4.9 million on May 30, 2014. After accounting solely for the aforementioned items, the Company has approximately $128.0 million of cash and cash equivalents and expects to generate significant positive cash flows from operations during the fourth quarter of fiscal 2014.

•
As of June 4, 2014, the Company can repurchase approximately $14.3 million of additional common stock pursuant to its stock repurchase program and, after considering the impact of the conversion of a portion of its 3.0% convertible senior notes into shares of common stock, and stock repurchases subsequent to April 30, 2014, the Company currently has approximately 16,000,000 common shares outstanding.

Additional information about the Company’s updated fiscal 2014 guidance is included in the Company’s third quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

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Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Friday, June 6, 2014. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (866) 952-1906 (domestic), or (785) 424-1825 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (800) 839-5125 or (402) 220-1502. In addition, an updated investor presentation, including earnings guidance, is available on the Company’s web site.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands; changes in prevailing economic and political conditions; risks associated with the Company's legal proceedings and other matters; risks associated with certain U.S. government investigations; risks associated with the Company's large contracts; risks associated with the Company's obligations under its revolving credit facility; and other factors described in the Company's filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2014	2013	2014	2013

Net sales	$88,905,000	69,856,000	257,772,000	235,386,000
Cost of sales	50,559,000	38,429,000	145,679,000	129,916,000
Gross profit	38,346,000	31,427,000	112,093,000	105,470,000

Expenses:
Selling, general and administrative	17,320,000	15,374,000	49,867,000	47,617,000
Research and development	8,899,000	9,080,000	25,664,000	28,407,000
Amortization of intangibles	1,560,000	1,582,000	4,724,000	4,746,000
	27,779,000	26,036,000	80,255,000	80,770,000

Operating income	10,567,000	5,391,000	31,838,000	24,700,000

Other expenses (income):
Interest expense	1,993,000	2,009,000	6,009,000	6,150,000
Interest income and other	(256,000)	(287,000)	(757,000)	(878,000)

Income before provision for income taxes	8,830,000	3,669,000	26,586,000	19,428,000
Provision for income taxes	2,955,000	817,000	9,423,000	6,776,000

Net income	$5,875,000	2,852,000	17,163,000	12,652,000

Net income per share:
Basic	$0.39	0.17	1.08	0.74
Diluted	$0.32	0.17	0.92	0.69

Weighted average number of common shares outstanding – basic	15,200,000	16,731,000	15,882,000	17,141,000

Weighted average number of common and common equivalent shares outstanding – diluted	21,764,000	16,827,000	22,324,000	23,221,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.30	0.275	0.875	0.825

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	April 30, 2014	July 31, 2013
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$295,033,000	356,642,000
Accounts receivable, net	65,024,000	49,915,000
Inventories, net	68,316,000	65,482,000
Prepaid expenses and other current assets	8,734,000	7,428,000
Deferred tax asset, net	10,585,000	10,184,000
Total current assets	447,692,000	489,651,000

Property, plant and equipment, net	19,820,000	20,333,000
Goodwill	137,354,000	137,354,000
Intangibles with finite lives, net	27,781,000	32,505,000
Deferred financing costs, net	139,000	1,093,000
Other assets, net	819,000	879,000
Total assets	$633,605,000	681,815,000

Liabilities and Stockholders’ Equity
Current liabilities:
Convertible senior notes, current	$191,499,000	200,000,000
Accounts payable	16,346,000	18,390,000
Accrued expenses and other current liabilities	29,357,000	29,892,000
Dividends payable	4,513,000	4,531,000
Customer advances and deposits	18,041,000	14,749,000
Interest payable	2,902,000	1,529,000
Income taxes payable	8,000	—
Total current liabilities	262,666,000	269,091,000

Other liabilities	4,256,000	3,958,000
Income taxes payable	2,886,000	2,963,000
Deferred tax liability, net	1,148,000	1,741,000
Total liabilities	270,956,000	277,753,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 29,503,570 shares and 29,066,792 shares at April 30, 2014 and July 31, 2013, respectively	2,950,000	2,907,000
Additional paid-in capital	377,239,000	363,888,000
Retained earnings	406,713,000	403,398,000
	786,902,000	770,193,000
Less:
Treasury stock, at cost (14,459,804 shares and 12,608,501 shares at April 30, 2014 and July 31, 2013, respectively)	(424,253,000)	(366,131,000)
Total stockholders’ equity	362,649,000	404,062,000
Total liabilities and stockholders’ equity	$633,605,000	681,815,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2014	2013	2014	2013

Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$5,875,000	2,852,000	17,163,000	12,652,000
Income taxes	2,955,000	817,000	9,423,000	6,776,000
Net interest expense and other	1,737,000	1,722,000	5,252,000	5,272,000
Amortization of stock-based compensation	1,070,000	694,000	3,086,000	2,245,000
Depreciation and other amortization	3,210,000	3,522,000	9,757,000	10,705,000
Restructuring (benefit) charges related to the wind-down of microsatellite product line	(56,000)	—	(56,000)	569,000
Adjusted EBITDA	$14,791,000	9,607,000	44,625,000	38,219,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation and restructuring (benefits) charges related to the wind-down of the microsatellite product line of the Company’s mobile data communications segment. Adjusted EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results. The Company’s definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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